Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Current Report on Form 8-K of eGain Communications Corporation of our report dated February 18, 2000 (except for Note 12, as to which the date is March 16, 2000) with respect to the consolidated financial statements of Inference Corporation included in its Annual Report (Form 10-K) for the year ended January 31, 2000.

                                            /s/ Ernst & Young LLP

Sacramento, California
July 13, 2000